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                      TOTAL ENTERTAINMENT RESTAURANT CORP.
                DISCUSSES FOURTH FISCAL QUARTER 2002 PERFORMANCE

WICHITA, KS---(Primezone)---January 8, 2003---Total Entertainment Restaurant Corp. (NASDAQ : TENT) today announced record revenues for the 17 weeks ended December 31, 2002. Sales increased approximately 52% to $38.1 million for the quarter compared to $25.0 million for the 16 weeks ended December 25, 2001. Comparable restaurant sales growth for the quarter was approximately 4.0%.

For the 53 week fiscal year ended December 31, 2002, sales increased approximately 46% to a record $102.3 million from $70.1 million for the 52 week fiscal year ended December 25, 2001. Comparable restaurant sales increased approximately 6.6% for the year.

Steve Johnson, chief executive officer, stated, "We are again proud to report strong overall and comparable sales growth for the quarter and fiscal year. Excluding the week following September 11, 2001, our comparable units have now had growth in 80 consecutive weeks. This also marks our fifteenth consecutive quarter of same store sales growth."

The Company opened two new units during the fourth quarter in Tucson, AZ and Kansas City, MO. This brings the total number of new restaurant openings to 12 for the 2002 fiscal year. Johnson stated, "We are very excited about the results that our new units have been generating. In fact, in 2002, our new units produced approximately 40% higher average unit volumes than those units that have been open longer than 18 months." The Company plans to open 10 to 12 new units during fiscal 2003. Three units are currently under construction, leases have been executed on five additional sites, and lease negotiations have begun on three additional sites.

The Company has repurchased 430,403 shares of its common stock under the 500,000 share repurchase plan authorized by the Board of Directors on October 10, 2002. The Board of Directors authorized the repurchase of an additional 500,000 shares on November 12, 2002, with the timing, price, quantity and manner of purchases to be made at the discretion of management depending upon market conditions.

The Company will report its fourth quarter 2002 earnings during the week of February 10th, 2003.

Wichita, Kansas based Total Entertainment Restaurant Corp. owns and operates 54 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS REPORT WILL PROVE TO BE ACCURATE. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POTENTIAL INCREASES IN FOOD, ALCOHOL, LABOR, AND OTHER OPERATING COSTS, CHANGES IN COMPETITION, THE INABILITY TO FIND SUITABLE NEW LOCATIONS, CHANGES IN CONSUMER PREFERENCES OR SPENDING PATTERNS, CHANGES IN DEMOGRAPHIC TRENDS, THE EFFECTIVENESS OF OUR OPERATING AND GROWTH INITIATIVES AND PROMOTIONAL EFFORTS, AND CHANGES IN GOVERNMENT REGULATION. FURTHER INFORMATION ABOUT THE FACTORS THAT MIGHT AFFECT THE COMPANY'S FINANCIAL AND OTHER RESULTS ARE INCLUDED IN THE COMPANY'S 10-K AND 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.

         Contact: Jim Zielke
                  InvestorRelations@totent.com
                  316/634-0505 [x30]